Exhibit 13.1
CERTIFICATIONS OF ARCELORMITTAL’S CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13(a)-14(b) UNDER THE EXCHANGE ACT AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the Annual Report on Form 20-F of ArcelorMittal (the “Company”) for the year ended December 31, 2025 as filed with the Securities and Exchange Commission (the “Report”), Mr. Aditya Mittal, as Chief Executive Officer of the Company, and Mr. Genuino Christino, as Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge and belief:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Aditya Mittal
Mr. Aditya Mittal
Chief Executive Officer
Date: March 6, 2026

/s/ Genuino Christino
Mr. Genuino Christino
Chief Financial Officer
Date: March 6, 2026

This certification is furnished as an exhibit to the Report and accompanies the Report pursuant to Rule 13(a)-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act.